Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial and Accounting Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Entest Group, Inc. (the “Company”) on Form 10-Q for the period ended November 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peiwen Yu, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 22, 2019	By:	/s/ Peiwen Yu
Peiwen Yu
President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document